LMP Money Market Trust


LEGG MASON PARTNERS MONEY MARKET TRUST
Designation of Series of Shares of Beneficial
Interests in the Trust
"(Effective as of February 6, 2007)"

	"WHEREAS, the Trustee(s) of the Trust, acting "
"pursuant to Section 4.9 of the Declaration, desire to " divide the Shares of the Trust into 14 Series;

	"NOW THEREFORE, the Trustee(s) of the Trust do " hereby establish and designate the following Series
"of the Trust, with such relative rights, preferences, "
"privileges, limitations, restrictions and other " relative terms as are set forth below:

1	Citi California Tax Free Reserves
2	Citi Cash Reserves
3	Citi Connecticut Tax Free Reserves
4	Citi New York Tax Free Reserves
5	Citi Tax Free Reserves
6	Citi U.S. Treasury Reserves
7	Legg Mason Partners Exchange Reserve Fund
8	Legg Mason Partners New York Municipal
Money Market Fund
9	Western Asset California Municipal Money
Market Fund
10	Western Asset Government Money Market
Fund
11	Western Asset Massachusetts Municipal
Money Market Fund
12	Western Asset Money Market Fund
13	Western Asset Municipal Money Market Fund
14	Western Asset New York Municipal Money
Market Fund
1	Each Share of each Series shall have a par
value of $0.00001 per Share and shall be entitled to
all the rights and preferences accorded to Shares
under the Declaration.
2	The number of authorized Shares of each Series
is unlimited.
3	"Each Series shall be authorized to hold cash, "
"invest in securities, instruments and other property, "
"use investment techniques, and have such goals or "
objectives as from time to time are described in the
prospectus and statement of additional information
contained in the Trusts then currently effective
registration statement under the Securities Act of
1933 to the extent pertaining to the offering of
"Shares of the Series, as the same may be amended and "
supplemented from time to time (Prospectus).  Each
Share of a Series shall represent a beneficial
interest in the net assets allocated or belonging to
"such Series only, and such interest shall not extend "
to the assets of the Trust generally (except to the
extent that General Assets (as defined in the
"Declaration) are allocated to such Series), and shall "
be entitled to receive its pro rata share of the net
"assets of the Series upon liquidation of the Series, "
all as set forth in Section 4.9 of the Declaration.
4	"With respect to the Shares of each Series, (a) "
the time and method of determining the purchase
"price, (b) the fees and expenses, (c) the "
"qualifications for ownership, if any, (d) minimum "
"purchase amounts, if any, (e) minimum account size, "
"if any, (f) the price, terms and manner of redemption "
"of, (g) any conversion or exchange feature or "
"privilege , (h) the relative dividend rights, and (i) "
"any other relative rights, preferences, privileges, "
"limitations, restrictions and other relative terms "
have been established by the Trustees in accordance
with the Declaration and are set forth in the
Prospectus with respect to such Series.
5	The Trustees may from time to time modify any
"of the relative rights, preferences, privileges, "
"limitations, restrictions and other relative terms of "
a Series or the Shares of such Series that have been
established by the Trustees or redesignate any of the
Series without any action or consent of the
Shareholders.
6	The designation of any Series hereby shall not
impair the power of the Trustees from time to time to
designate additional Series of Shares of the Trust or
terminate any Series hereby designated.
7	Capitalized terms not defined herein have the
meanings given to such terms in the Declaration.




LEGG MASON PARTNERS MONEY MARKET TRUST
Designation of Classes
" (Effective as of February 6, 2007)"

	"WHEREAS, the Trustees of the Trust, acting "
"pursuant to Section 4.9 of the Declaration, desire to " divide the Series of the Trust into one of more
Classes of Shares

	"NOW THEREFORE, the Trustees of the Trust do " hereby establish and designate the Classes as listed below with respect to the identified Series of the "Trust, with such relative rights, preferences, "
"privileges, limitations, restrictions and other " relative terms as are set forth below:

Series
Classes
Citi California Tax Free Reserves
N
Citi Cash Reserves
N
Citi Connecticut Tax Free Reserves
Western Asset CT
Money Market
Portfolio --
"Class A shares, "
Western Asset CT
Money Market
Portfolio --Class
"I shares, "
N
Citi New York Tax Free Reserves
N
Citi Tax Free Reserves
N
Citi U.S. Treasury Reserves
N
Legg Mason Partners Exchange Reserve Fund
"B, C"
Legg Mason Partners New York Municipal Money Market Fund
"A, B, C, O"
Western Asset California Municipal Money Market Fund
"A, I"
Western Asset Government Money Market Fund
"A, I"
Western Asset Massachusetts Municipal Money Market Fund
"A, I"
Western Asset Money Market Fund
"A, B, C, I"
Western Asset Municipal Money Market Fund
"A, I"
Western Asset New York Municipal Money Market Fund
"A, I"

1	Each Share of each Class is entitled to all the
rights and preferences accorded to Shares under the
Declaration.
2	The number of authorized Shares of each Class
is unlimited.
3	All Shares of a Class of a Series shall be
identical with each other and with the Shares of each
other Class of the same Series except for such
variations between Classes as may be authorized by
the Trustees from time to time and set forth in the
Trusts then currently effective registration
statement under the Securities Act of 1933 to the
extent pertaining to the offering of Shares of the
"Class of such Series, as the same may be amended and "
supplemented from time to time (Prospectus).  The
Trustees may change the name or other designation of
a Class; and take such other action with respect to
the Classes as the Trustees may deem desirable.
4	With respect to the Shares of a Class of a
"Series, (a) the time and method of determining the "
"purchase price, (b) the fees and expenses, (c) the "
"qualifications for ownership, if any, (d) minimum "
"purchase amounts, if any, (e) minimum account size, "
"if any, (f) the price, terms and manner of redemption "
"of, (g) any conversion or exchange feature or "
"privilege , (h) the relative dividend rights, and (i) "
"any other relative rights, preferences, privileges, "
"limitations, restrictions and other relative terms "
have been established by the Trustees in accordance
with the Declaration and are set forth in the
Prospectus with respect to such Class of such Series.
5	The Trustees may from time to time modify any
"of the relative rights, preferences, privileges, "
"limitations, restrictions and other relative terms of "
a Class of a Series that have been established by the
"Trustees, divide or combine the issued or unissued "
Shares of any Class of a Series into a greater or
lesser number; classify or reclassify any issued or
unissued Shares of any Class of a Series into one or
more Classes of such Series; combine two or more
Classes of a Series into a single Class of such
Series; in each case without any action or consent of
the Shareholders.
6	The designation of any Class hereby shall not
impair the power of the Trustees from time to time to
designate additional Classes of Shares of a or
terminate any one or more Classes of a Series hereby
designated.
7	Capitalized terms not defined herein have the
meanings given to such terms in the Declaration.



SCHEDULE A
BUSDOCS/1622863.1/0447785-0000319427
SCHEDULE A
BUSDOCS/1622863.1/0447785-0000319427
SCHEDULE B